Exhibit 99.1
NEWS RELEASE
TCF Financial Corporation • 333 West Fort Street, Suite 1800 • Detroit, MI 48226
FOR IMMEDIATE RELEASE

Contact:
Randi Berris	(248) 608-5239	news@tcfbank.com	(Media)
Timothy Sedabres	(952) 745-2766	investor@tcfbank.com	(Investors)

TCF REPORTS FIRST QUARTER 2021 RESULTS

First Quarter 2021 Highlights
•Quarterly net income of $123.3 million, or $0.79 per diluted share, up 35.0% from the fourth quarter of 2020
•Adjusted diluted earnings per common share of $0.84(1), up 12.0% from the fourth quarter of 2020. Adjusted diluted earnings per common share excludes $6.7 million, or $0.04 per share, after-tax impact of merger-related expenses and notable items
•Loan and lease balances grew $1.8 billion, or 5.1%, from December 31, 2020. Loan and lease balances, excluding PPP loans(1), grew $1.4 billion, or 4.4%, from December 31, 2020
•Deposit balances grew $930 million, or 2.4%, from December 31, 2020
•Provision for credit losses of $20.6 million, up 73.9% from the fourth quarter of 2020, primarily reflects loan and lease growth
•Allowance for credit losses, which includes the reserve for unfunded lending commitments, of 1.45% of total loans and leases, compared to 1.59% at December 31, 2020
•Nonaccrual loans and leases of $677.9 million, relatively stable compared to December 31, 2020
•Net charge-offs of $43.3 million, or 0.49% of average loans and leases (annualized)
•Efficiency ratio of 67.85%, improved 668 basis points from the fourth quarter of 2020. Adjusted efficiency ratio of 62.69%(1), improved 211 basis points from the fourth quarter of 2020
•Common equity Tier 1 capital ratio of 11.06%, compared to 11.45% at December 31, 2020
•On January 29, 2021, TCF acquired BB&T Commercial Equipment Capital, Corp. ("CEC"), which included a portfolio of $1.0 billion of equipment finance loans and leases
•On March 25, 2021, TCF shareholders approved the announced merger with Huntington Bancshares Incorporated ("Huntington"), which is expected to close in the second quarter of 2021, subject to regulatory approval

Merger-related Expenses and Notable items in the First Quarter of 2021 and Fourth Quarter of 2020(1)
•Pre-tax merger-related expenses of $16.2 million, $12.7 million net of tax, or $0.08 per diluted common share for the first quarter of 2021, compared to pre-tax merger-related expenses of $31.5 million, $24.4 million net of tax, or $0.17 per diluted common share for the fourth quarter of 2020
•Pre-tax benefit of $7.6 million, $6.0 million net of tax, related to notable items for the first quarter of 2021, compared to pre-tax expenses of $357 thousand, $276 thousand net of tax, related to notable items for the fourth quarter of 2020, see summary of notable items adjustments below

(1)Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables and the following table detailing merger-related expenses and notable items.

Summary of Financial Results
	At or For the Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
(Dollars in thousands, except per share data)	2021	2020	2020	2020	2020	2020		2020
Financial Results
Net income attributable to TCF	$123,336	$91,358	$55,738	$23,764	$51,899	35.0%		137.6%
Net interest income	381,827	381,394	377,167	378,359	401,481	0.1		(4.9)
Basic earnings per common share	$0.79	$0.58	$0.35	$0.14	$0.33	36.2		139.4
Diluted earnings per common share	0.79	0.58	0.35	0.14	0.32	36.2		146.9
Return on average assets ("ROAA")(1)	1.03%	0.78%	0.46%	0.21%	0.46%	25	bps	57	bps
ROACE(1)	8.78	6.44	3.87	1.56	3.64	234		514
ROATCE (non-GAAP)(1)(2)	12.51	9.18	5.71	2.57	5.42	333		709
Net interest margin	3.45	3.53	3.31	3.33	3.73	(8)		(28)
Net interest margin (FTE)(1)(2)	3.47	3.55	3.34	3.35	3.76	(8)		(29)
Net charge-offs as a percentage of average loans and leases(1)	0.49	0.14	0.28	0.04	0.06	35		43
Nonperforming assets as a percentage of total loans and leases and other real estate owned	1.96	2.06	1.20	0.94	0.80	(10)		116
Efficiency ratio	67.85	74.53	75.29	78.26	69.57	(668)		(172)
Adjusted Financial Results (non-GAAP)
Adjusted net income attributable to TCF(1)(2)	$130,074	$116,054	$98,696	$84,862	$89,855	12.1%		44.8%
Adjusted diluted earnings per common share(2)	$0.84	$0.75	$0.63	$0.54	$0.57	12.0		47.4
Adjusted ROAA(1)(2)	1.08%	0.99%	0.81%	0.70%	0.78%	9	bps	30	bps
Adjusted ROACE(1)(2)	9.27	8.23	6.99	6.03	6.43	104		284
Adjusted ROATCE(1)(2)	13.18	11.62	9.96	8.70	9.24	156		394
Adjusted efficiency ratio(2)	62.69	64.80	61.17	59.80	58.24	(211)		445
(1)Annualized.
(2)Denotes a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.

The following table includes merger-related expenses and notable items used to arrive at adjusted net income in the Adjusted Financial Results (non-GAAP) (see "Reconciliation of Non-GAAP Financial Measures" tables).

	For the Quarter Ended March 31, 2021			For the Quarter Ended December 31, 2020
(Dollars in thousands, except per share data)	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share	Pre-tax income (loss)	After-tax benefit (loss)(1)	Per Share
Merger-related expenses	$(16,216)	$(12,736)	$(0.08)	$(31,530)	(24,420)	$(0.17)
Notable items:
Loan servicing rights recovery (impairment)(2)	7,637	5,998	0.04	(357)	(276)	—
Total notable items	7,637	5,998	0.04	(357)	(276)	—
Total merger-related and notable items	$(8,579)	$(6,738)	$(0.04)	$(31,887)	$(24,696)	$(0.17)
(1)Net of tax benefit at our normal tax rate and other tax benefits.
(2)Included within other mortgage banking income.

DETROIT (April 22, 2021) - TCF Financial Corporation ("TCF" or the "Corporation") (NASDAQ: TCF) today reported net income of $123.3 million, or diluted earnings per common share of $0.79, for the first quarter of 2021, compared with $91.4 million, or diluted earnings per common share of $0.58, for the fourth quarter of 2020. Adjusted net income was $130.1 million, or $0.84 per diluted common share for the first quarter of 2021, compared with $116.1 million, or $0.75 per diluted common share, for the fourth quarter of 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

“Our first quarter performance was highlighted by strong balance sheet growth as our teams remained focused on taking care of our customers, while we also continued preparing for the closing of our merger with Huntington,” said David T. Provost, chief executive officer. “We were pleased by the overwhelming shareholder approval of the pending merger with Huntington. With the transaction on track to close later in the second quarter of 2021, we look forward to delivering enhanced shareholder value through our greater Midwest market share, increased scale, broader product set, and enhanced technology capabilities and investments.”
“We continued to execute on our business strategy during the quarter as we generated strong loan and lease growth driven by our commercial portfolios,” said Thomas C. Shafer, vice chairman and chief executive officer of TCF National Bank. “This growth included the acquisition of an equipment finance company in January, further bolstering our team of talented and experienced professionals, which we believe will continue to provide incremental growth opportunities going forward. In addition, we saw strong deposit growth driven by noninterest-bearing deposit inflows during the quarter, which helped to further reduce our overall cost of deposits. As we continue to operate our business and serve our customers today, we will be well positioned to transition our business into Huntington when the merger closes.”
Net Interest Income and Net Interest Margin
Net interest income was $381.8 million for the first quarter of 2021, an increase of $0.4 million, or 0.1%, from the fourth quarter of 2020. Purchase accounting accretion and amortization related to the TCF/Chemical merger included in net interest income was $15.0 million for the first quarter of 2021, compared to $23.0 million for the fourth quarter of 2020. At March 31, 2021, the remaining fair value discount from purchase accounting on acquired loans totaled $91.1 million. Additionally, net interest income recorded for the first quarter of 2021 included $17.8 million of interest and fee income from PPP less funding costs, compared to $19.1 million for the fourth quarter of 2020. Adjusted net interest income (FTE), excluding purchase accounting accretion and amortization and the impact from PPP loans, a non-GAAP financial measure, was $351.8 million for the first quarter of 2021, compared to $342.5 million for the fourth quarter of 2020.

Net interest margin was 3.45% for the first quarter of 2021, compared to 3.53% in the fourth quarter of 2020, while net interest margin on a fully tax-equivalent basis (FTE), a non-GAAP financial measure, was 3.47%, down 8 basis points from the fourth quarter of 2020. Adjusted net interest margin (FTE), a non-GAAP financial measure, was 3.30% for the first quarter of 2021, consistent with the fourth quarter of 2020. Adjusted net interest margin (FTE) excluded a 14 basis point impact related to purchase accounting accretion and amortization related to the TCF/Chemical merger and a three basis point impact related to PPP loans. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables for reconciliations of our noted non-GAAP measures. The decrease in net interest margin from the fourth quarter of 2020 was primarily driven by lower purchase accounting accretion and new loan and lease originations at lower yields than loan and lease runoff, partially offset by lower cost of funds. Deposit costs continued to reprice lower as they declined from 0.22% in the fourth quarter of 2020 to 0.14% in the first quarter of 2021.

Noninterest Income
Noninterest income was $132.1 million for the first quarter of 2021, an increase of $4.8 million, or 3.8%, from the fourth quarter of 2020. Noninterest income for the first quarter of 2021 included a notable item of a $7.6 million loan servicing rights recovery of impairment, included in mortgage banking income. Noninterest income for the fourth quarter of 2020 included a notable item of a $357 thousand loan servicing rights impairment, included in mortgage banking income. Adjusted noninterest income, a non-GAAP financial measure that excludes the identified notable items, for the first quarter of 2021 was $124.4 million, compared to $127.6 million in the fourth quarter of 2020. Noninterest income in the first quarter of 2021, compared to the fourth quarter of 2020, also included an increase of $5.7 million in net gains on sales of loans and leases, a decrease of $3.9 million in fees and service charges on deposit accounts and a decrease of $3.6 million in leasing revenue. Net gains on sales of loans and leases for the first quarter of 2021 included the sale of $17.8 million of consumer nonaccrual loans. The first quarter of 2021 also included a $1.9 million favorable interest rate swap mark-to-market adjustment resulting from changes in the interest rate environment, included in other noninterest income, compared to a favorable interest rate swap mark-to-market adjustment of $2.4 million in the fourth quarter of 2020. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables for reconciliations of our noted non-GAAP measures.

Noninterest Expense
Noninterest expense was $348.7 million for the first quarter of 2021, a decrease of $30.4 million, or 8.0%, from the fourth quarter of 2020. The first quarter of 2021 included $16.2 million of merger-related expenses and $543 thousand of historic tax credit amortization recorded in other noninterest expense. The decrease in the first quarter of 2021 primarily reflected decreases of $17.5 million in compensation and benefits expense and $15.3 million in merger-related expenses, partially offset by increases of $2.1 million in occupancy and equipment expense and $1.8 million in lease financing equipment depreciation. The decrease in compensation and benefits expense was primarily due to executive severance expense recognized in the fourth quarter of 2020 and a decrease in commissions and incentives expense, partially offset by an increase in payroll taxes due to the beginning of a new tax year.

Income Tax Expense
Income tax expense for the first quarter of 2021 was $19.5 million, an effective tax rate of 13.5%, compared to income tax expense of $25.0 million, an effective tax rate of 21.3%, for the fourth quarter of 2020. Income tax expense for the first quarter of 2021 included an additional $11.0 million benefit attributable to tax net operating loss carryback benefits associated with the CARES Act. Excluding the benefit provided by the CARES Act, our effective income tax rate was 21.1% for the first quarter of 2021.

Credit Quality
Provision for credit losses Provision for credit losses was $20.6 million for the first quarter of 2021, an increase of $8.7 million, from the fourth quarter of 2020. The provision for credit losses in the first quarter of 2021 primarily reflects loan and lease growth and the impact of higher net charge-offs. First quarter 2021 net charge-offs were $43.3 million, compared to $11.6 million in the fourth quarter of 2020.

Net charge-off rate The annualized net charge-offs as a percentage of average loans and leases were 0.49% for the first quarter of 2021, compared to 0.24% for the average of the trailing four quarters. The increase in the first quarter of 2021 was primarily due to charge-offs taken on nonaccrual loans and leases within the commercial and industrial portfolio, as well as the commercial real estate portfolio primarily in the hotel sector.

Allowance for Credit Losses The ACL includes both the allowance for loan and lease losses, which is presented separately on the Consolidated Statements of Financial Condition, and the reserve for unfunded lending commitments, which is included in other liabilities on the Consolidated Statements of Financial Condition. The ACL was $526.6 million, or 1.45% of total loans and leases, at March 31, 2021, compared to $549.2 million, or 1.59%, at December 31, 2020. The ACL as a percentage of total loans and leases, excluding PPP loans, a non-GAAP financial measure, was 1.53% at March 31, 2021, compared to 1.67% at December 31, 2020 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables). The PPP loans are individually guaranteed by the Small Business Administration and therefore the accounting under CECL does not require reserves to be recorded on such loans. The decrease in the ACL as a percentage of total loans and leases from December 31, 2020 was primarily due to continued improvement in both current and forecasted macro-economic conditions and benefit from nonaccrual loan sale recoveries.

Nonaccrual loans and leases Nonaccrual loans and leases were $677.9 million at March 31, 2021 and represented 1.87% of total loans and leases, compared to $677.3 million, or 1.97% of total loans and leases, at December 31, 2020.

Nonaccrual loans and leases in the hotel sector were $110.6 million, an increase of $32.0 million from December 31, 2020, while nonaccrual loans in the motor coach sector were $100.2 million, a decrease of $3.9 million from December 31, 2020, and nonaccrual loans and leases in the shuttle bus sector were $37.0 million, an increase of $569 thousand from December 31, 2020. Due to the prolonged recovery of revenues for borrowers in these sectors given the dependency on travel and related activity levels, we have taken a proactive approach by working with borrowers to extend deferrals continuing into 2021 where necessary, many of which have been moved to nonaccrual status.

Loan and Lease Deferrals Loans and leases on deferral status were $231.0 million at March 31, 2021, a decrease of $98.9 million, or 30.0%, from December 31, 2020. Loans and leases on deferral status included $148.8 million of balances that are included in nonaccrual balances at March 31, 2021, the majority of which have been on deferral for over 180 days.

Balance Sheet
Loans and leases

	March 31,	December 31,	Change
(Dollars in thousands)	2021	2020	$	%
Total loans and leases	$36,221,019	$34,466,408	$1,754,611	5.1%
PPP loans	1,865,319	1,553,908	$311,411	20.0
Adjusted total loans and leases, excluding PPP(1)	$34,355,700	$32,912,500	$1,443,200	4.4%
(1)Denotes a non-GAAP financial measure.

Loans and leases were $36.2 billion at March 31, 2021, an increase of $1.8 billion, or 5.1%, compared to $34.5 billion at December 31, 2020. At March 31, 2021 we had $1.9 billion of PPP loans outstanding, compared to $1.6 billion at December 31, 2020, all included in our commercial and industrial loan portfolio. Loans and leases excluding PPP loans, a non-GAAP financial measure, increased $1.4 billion, or 4.4%, from December 31, 2020, primarily due to the CEC portfolio purchase and additional increases in the commercial loan and lease portfolio and residential mortgage loans.

Investment securities The investment securities portfolio was $8.6 billion at March 31, 2021, an increase of $144.5 million, or 1.7%, compared to $8.5 billion at December 31, 2020.

Deposits Deposits were $39.8 billion at March 31, 2021, an increase of $930.5 million, or 2.4%, compared to $38.9 billion at December 31, 2020. Increases in noninterest-bearing deposits of $1.4 billion, savings account balances of $478.5 million and checking deposit account balances of $3.3 million, were partially offset by decreases in certificates of deposits of $859.2 million and money market accounts of $50.8 million as of March 31, 2021 compared to December 31, 2020. On a year-over-year basis, noninterest-bearing deposits increased $4.2 billion, or 50.5%.

Capital The common equity Tier 1 capital ratio was 11.06% at March 31, 2021, compared to 11.45% at December 31, 2020. Our capital ratios reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF's board of directors declared a quarterly cash dividend of $0.35625 per depositary share payable on June 1, 2021 to shareholders of record of the depositary shares, representing a 1/1,000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, at the close of business on May 14, 2021.

TCF's board of directors has not declared a regular quarterly cash dividend on TCF's common shares given the expected closing date of the merger with Huntington in the second quarter of 2021. If necessary to give effect to the intent of the Agreement and Plan of Merger to provide that TCF shareholders will receive either a common dividend from TCF or a common dividend from Huntington, but not both for the quarter, TCF's board of directors will revisit the dividend topic.

TCF Financial Corporation (NASDAQ: TCF) is a Detroit, Michigan-based financial holding company with $49 billion in total assets at March 31, 2021 and a top 10 deposit market share in the Midwest. TCF’s primary banking subsidiary, TCF National Bank, is a premier Midwest bank offering consumer and commercial banking, trust and wealth management, and specialty leasing and lending products and services to consumers, small businesses and commercial clients. TCF has approximately 475 banking centers primarily located in Michigan, Illinois and Minnesota with additional locations in Colorado, Ohio, South Dakota and Wisconsin. TCF also conducts business across all 50 states and Canada through its specialty lending and leasing businesses. To learn more about TCF, visit ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Corporation's businesses and their respective markets, such as statements regarding projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

This release also contains forward-looking statements regarding TCF's outlook or expectations with respect to the planned merger with Huntington. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of TCF and Huntington with respect to the planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the merger on the combined corporation's future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the merger. Such risks, uncertainties and assumptions, include, among others:
◦the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect TCF or Huntington or the expected benefits of the merger);
◦the failure of either TCF or Huntington to satisfy any of the other closing conditions to the merger on a timely basis or at all;
◦the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
◦the possibility that the anticipated benefits of the merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, economic weakness, competitive factors in the areas where TCF and Huntington do business, or as a result of other unexpected factors or events;
◦the impact of purchase accounting with respect to the merger, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
◦diversion of management's attention from ongoing business operations and opportunities;
◦potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;
◦the ability of either TCF or Huntington to repurchase their stock and the prices at which such repurchases may be made;
◦the outcome of any legal proceedings that may be instituted against TCF or Huntington;
◦the integration of the businesses and operations of TCF and Huntington, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to our businesses;
◦business disruptions following the merger; and
◦other factors that may affect future results of TCF and Huntington including changes in asset quality and credit risk; the inability to grow revenue and earnings; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Part I, Item 1A of TCF’s Annual Report on Form 10-K under the heading "Risk Factors" and Huntington’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020 or otherwise disclosed in documents filed or furnished by us with or to the SEC after the filing of the Annual Report on Form 10-K. TCF disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Use of Non-GAAP Financial Measures
Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share, tangible common equity to tangible assets and the allowance for credit losses as percentage of total loans and leases, excluding PPP loans, internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items, including the related tax impact, in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization and the impact of PPP loans. Management believes these measures are useful to investors in understanding TCF's business and operating results.
These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition (Unaudited)
						Change From
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020		Mar. 31, 2020
	2021	2020	2020	2020	2020	$	%	$	%
ASSETS:
Cash and cash equivalents:
Cash and due from banks	$585,663	$531,918	$538,481	$535,507	$713,413	$53,745	10.1%	$(127,750)	(17.9)%
Interest-bearing deposits with other banks	463,641	728,677	1,232,773	2,545,170	565,458	(265,036)	(36.4)	(101,817)	(18.0)
Total cash and cash equivalents	1,049,304	1,260,595	1,771,254	3,080,677	1,278,871	(211,291)	(16.8)	(229,567)	(18.0)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	358,414	320,436	300,444	386,483	484,461	37,978	11.9	(126,047)	(26.0)
Investment securities:
Available-for-sale, at fair value	8,403,788	8,284,723	7,446,163	7,219,373	7,025,224	119,065	1.4	1,378,564	19.6
Held-to-maturity, at amortized cost	209,778	184,359	170,309	130,101	135,619	25,419	13.8	74,159	54.7
Total investment securities	8,613,566	8,469,082	7,616,472	7,349,474	7,160,843	144,484	1.7	1,452,723	20.3
Loans and leases held-for-sale	107,649	222,028	460,427	532,799	287,177	(114,379)	(51.5)	(179,528)	(62.5)
Loans and leases	36,221,019	34,466,408	34,343,691	35,535,824	35,921,614	1,754,611	5.1	299,405	0.8
Allowance for loan and lease losses	(504,645)	(525,868)	(515,229)	(461,114)	(406,383)	21,223	4.0	(98,262)	(24.2)
Loans and leases, net	35,716,374	33,940,540	33,828,462	35,074,710	35,515,231	1,775,834	5.2	201,143	0.6
Premises and equipment, net	455,032	470,131	469,699	472,240	516,454	(15,099)	(3.2)	(61,422)	(11.9)
Goodwill	1,379,890	1,313,046	1,313,046	1,313,046	1,313,046	66,844	5.1	66,844	5.1
Other intangible assets, net	149,438	146,377	151,875	157,373	162,887	3,061	2.1	(13,449)	(8.3)
Loan servicing rights	44,151	38,303	38,253	38,816	47,283	5,848	15.3	(3,132)	(6.6)
Other assets	1,585,733	1,621,949	1,615,857	1,656,842	1,828,130	(36,216)	(2.2)	(242,397)	(13.3)
Total assets	$49,459,551	$47,802,487	$47,565,789	$50,062,460	$48,594,383	$1,657,064	3.5%	$865,168	1.8%
LIABILITIES AND EQUITY:
Deposits:
Noninterest-bearing	$12,394,753	$11,036,086	$10,691,041	$10,480,245	$8,237,916	$1,358,667	12.3%	$4,156,837	50.5%
Interest-bearing	27,392,061	27,820,233	28,481,056	28,730,627	27,561,387	(428,172)	(1.5)	(169,326)	(0.6)
Total deposits	39,786,814	38,856,319	39,172,097	39,210,872	35,799,303	930,495	2.4	3,987,511	11.1
Short-term borrowings	1,426,083	617,363	655,461	2,772,998	3,482,535	808,720	131.0	(2,056,452)	(59.1)
Long-term borrowings	1,518,816	1,374,732	871,845	936,908	2,600,594	144,084	10.5	(1,081,778)	(41.6)
Other liabilities	1,136,067	1,264,776	1,207,966	1,483,127	1,056,118	(128,709)	(10.2)	79,949	7.6
Total liabilities	43,867,780	42,113,190	41,907,369	44,403,905	42,938,550	1,754,590	4.2	929,230	2.2
Equity:
Preferred stock	169,302	169,302	169,302	169,302	169,302	—	—	—	—
Common stock	152,696	152,566	152,380	152,233	152,186	130	0.1	510	0.3
Additional paid-in capital	3,466,655	3,457,802	3,450,669	3,441,925	3,433,234	8,853	0.3	33,421	1.0
Retained earnings	1,802,340	1,735,201	1,700,044	1,700,480	1,732,932	67,139	3.9	69,408	4.0
Accumulated other comprehensive income	2,654	182,673	191,771	198,408	166,170	(180,019)	(98.5)	(163,516)	(98.4)
Other	(29,813)	(26,731)	(27,122)	(27,093)	(28,140)	(3,082)	(11.5)	(1,673)	(5.9)
Total TCF Financial Corporation shareholders' equity	5,563,834	5,670,813	5,637,044	5,635,255	5,625,684	(106,979)	(1.9)	(61,850)	(1.1)
Non-controlling interest	27,937	18,484	21,376	23,300	30,149	9,453	51.1	(2,212)	(7.3)
Total equity	5,591,771	5,689,297	5,658,420	5,658,555	5,655,833	(97,526)	(1.7)	(64,062)	(1.1)
Total liabilities and equity	$49,459,551	$47,802,487	$47,565,789	$50,062,460	$48,594,383	$1,657,064	3.5%	$865,168	1.8%
N.M. Not Meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Quarter Ended					Change From
(Dollars in thousands)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020		Mar. 31, 2020
	2021	2020	2020	2020	2020	$	%	$	%
Interest income:
Interest and fees on loans and leases	$360,584	$366,152	$373,112	$392,826	$443,096	$(5,568)	(1.5)%	$(82,512)	(18.6)%
Interest on investment securities:
Taxable	38,716	35,389	35,648	32,505	40,920	3,327	9.4	(2,204)	(5.4)
Tax-exempt	3,700	3,772	3,892	4,155	4,349	(72)	(1.9)	(649)	(14.9)
Interest on loans held-for-sale	975	2,682	3,829	3,322	1,561	(1,707)	(63.6)	(586)	(37.5)
Interest on other earning assets	1,657	3,457	3,967	5,562	5,466	(1,800)	(52.1)	(3,809)	(69.7)
Total interest income	405,632	411,452	420,448	438,370	495,392	(5,820)	(1.4)	(89,760)	(18.1)
Interest expense:
Interest on deposits	13,786	20,930	31,852	46,785	67,419	(7,144)	(34.1)	(53,633)	(79.6)
Interest on borrowings	10,019	9,128	11,429	13,226	26,492	891	9.8	(16,473)	(62.2)
Total interest expense	23,805	30,058	43,281	60,011	93,911	(6,253)	(20.8)	(70,106)	(74.7)
Net interest income	381,827	381,394	377,167	378,359	401,481	433	0.1	(19,654)	(4.9)
Provision for credit losses	20,556	11,818	69,664	78,726	96,943	8,738	73.9	(76,387)	(78.8)
Net interest income after provision for credit losses	361,271	369,576	307,503	299,633	304,538	(8,305)	(2.2)	56,733	18.6
Noninterest income:
Leasing revenue	36,453	40,081	31,905	37,172	33,565	(3,628)	(9.1)	2,888	8.6
Fees and service charges on deposit accounts	25,895	29,782	25,470	22,832	34,597	(3,887)	(13.1)	(8,702)	(25.2)
Card and ATM revenue	24,661	22,995	23,383	20,636	21,685	1,666	7.2	2,976	13.7
Mortgage banking income(1)	20,986	11,647	19,880	16,300	5,665	9,339	80.2	15,321	N.M.
Wealth management revenue	6,944	6,838	6,506	6,206	6,151	106	1.6	793	12.9
Net gains on sales of loans and leases(2)	6,058	330	1,760	4,717	7,573	5,728	N.M.	(1,515)	(20.0)
Net gains on investment securities	8	6	2,324	8	—	2	33.3	8	N.M.
Other	11,055	15,557	7,582	25,183	27,727	(4,502)	(28.9)	(16,672)	(60.1)
Total noninterest income	132,060	127,236	118,810	133,054	136,963	4,824	3.8	(4,903)	(3.6)
Noninterest expense:
Compensation and employee benefits	173,602	191,052	168,323	171,799	171,528	(17,450)	(9.1)	2,074	1.2
Occupancy and equipment	52,166	50,062	48,233	54,107	57,288	2,104	4.2	(5,122)	(8.9)
Lease financing equipment depreciation	20,426	18,610	17,932	18,212	18,450	1,816	9.8	1,976	10.7
Net foreclosed real estate and repossessed assets	1,029	761	1,518	998	1,859	268	35.2	(830)	(44.6)
Merger-related expenses	16,216	31,530	54,011	81,619	36,728	(15,314)	(48.6)	(20,512)	(55.8)
Other	85,243	87,076	83,423	73,506	88,746	(1,833)	(2.1)	(3,503)	(3.9)
Total noninterest expense	348,682	379,091	373,440	400,241	374,599	(30,409)	(8.0)	(25,917)	(6.9)
Income before income tax expense (benefit)	144,649	117,721	52,873	32,446	66,902	26,928	22.9	77,747	116.2
Income tax expense (benefit)	19,540	25,031	(4,429)	6,213	13,086	(5,491)	(21.9)	6,454	49.3
Income after income tax expense (benefit)	125,109	92,690	57,302	26,233	53,816	32,419	35.0	71,293	132.5
Income attributable to non-controlling interest	1,773	1,332	1,564	2,469	1,917	441	33.1	(144)	(7.5)
Net income attributable to TCF Financial Corporation	123,336	91,358	55,738	23,764	51,899	31,978	35.0	71,437	137.6
Preferred stock dividends	2,493	2,494	2,494	2,494	2,493	(1)	—	—	—
Net income available to common shareholders	$120,843	$88,864	$53,244	$21,270	$49,406	$31,979	36.0%	$71,437	144.6%
(1)    Mortgage banking income includes revenues from originating, selling and servicing residential mortgage loans, changes in fair value of mortgage loans held-for-sale and the related derivative instruments, amortization and changes in impairment of mortgage loan servicing rights, and other miscellaneous loan fees.
(2)     Net gains on sales of loans and leases includes net gains on sales of loans and leases originated as held-for-investment.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields and Rates (Unaudited)
	Quarter Ended
	Mar. 31, 2021			Dec. 31, 2020			Mar. 31, 2020
	Average		Yields &	Average		Yields &	Average		Yields &
(Dollars in thousands)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$354,019	$999	1.14%	$301,460	$2,855	3.77%	$454,675	$3,152	2.79%
Investment securities held-to-maturity	188,824	1,085	2.30	162,590	638	1.57	136,277	560	1.64
Investment securities available-for-sale:
Taxable	7,203,647	37,631	2.09	6,553,126	34,751	2.12	5,892,006	40,360	2.74
Tax-exempt(3)	646,001	4,684	2.90	652,743	4,774	2.93	773,468	5,503	2.85
Loans and leases held-for-sale	160,716	975	2.43	419,704	2,682	2.56	138,058	1,561	4.53
Loans and leases(3)(4)
Commercial and industrial	12,265,082	133,510	4.37	11,425,226	130,654	4.51	11,827,315	160,802	5.42
Commercial real estate	9,818,737	88,377	3.60	9,623,256	96,278	3.91	9,291,540	117,743	5.01
Lease financing	2,849,741	34,189	4.80	2,700,298	32,617	4.83	2,682,323	34,156	5.09
Residential mortgage	6,219,844	53,735	3.46	5,788,514	52,711	3.64	6,113,279	61,379	4.02
Home equity	2,988,761	37,781	5.13	3,202,321	39,722	4.93	3,514,278	51,103	5.85
Consumer installment	1,191,606	14,818	5.04	1,288,382	16,396	5.06	1,517,412	19,742	5.23
Total loans and leases(3)(4)	35,333,771	362,410	4.12	34,027,997	368,378	4.28	34,946,147	444,925	5.08
Interest-bearing deposits with banks and other	515,163	658	0.52	706,114	602	0.34	538,971	2,314	1.72
Total interest-earning assets	44,402,141	408,442	3.69	42,823,734	414,680	3.83	42,879,602	498,375	4.64
Other assets	4,348,617			4,537,786			4,105,824
Total assets	$48,750,758			$47,361,520			$46,985,426
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$11,322,059			$10,942,071			$7,929,933
Interest-bearing deposits:
Savings	9,697,206	883	0.04	9,395,608	1,759	0.07	8,589,815	13,669	0.64
Checking	7,259,029	1,442	0.08	7,029,938	1,763	0.10	5,990,309	5,830	0.39
Money market	5,577,424	4,704	0.34	5,478,528	5,828	0.42	4,792,248	14,855	1.25
Certificates of deposit	5,094,423	6,757	0.54	5,784,759	11,580	0.80	7,329,632	33,065	1.81
Total interest-bearing deposits	27,628,082	13,786	0.20	27,688,833	20,930	0.30	26,702,004	67,419	1.02
Total deposits	38,950,141	13,786	0.14	38,630,904	20,930	0.22	34,631,937	67,419	0.78
Borrowings:
Short-term borrowings	1,228,501	833	0.27	252,749	101	0.16	2,689,262	10,582	1.56
Long-term borrowings	1,587,028	9,186	2.32	1,253,556	9,027	2.87	2,608,204	15,910	2.42
Total borrowings	2,815,529	10,019	1.42	1,506,305	9,128	2.41	5,297,466	26,492	1.98
Total interest-bearing liabilities	30,443,611	23,805	0.32	29,195,138	30,058	0.41	31,999,470	93,911	1.18
Total deposits and borrowings	41,765,670	23,805	0.23	40,137,209	30,058	0.30	39,929,403	93,911	0.94
Accrued expenses and other liabilities	1,288,804			1,517,120			1,425,536
Total liabilities	43,054,474			41,654,329			41,354,939
Total TCF Financial Corporation shareholders' equity	5,673,654			5,687,196			5,605,159
Non-controlling interest in subsidiaries	22,630			19,995			25,328
Total equity	5,696,284			5,707,191			5,630,487
Total liabilities and equity	$48,750,758			$47,361,520			$46,985,426
Net interest spread (FTE)			3.46%			3.53%			3.70%
Net interest income (FTE) and net interest margin (FTE)		$384,637	3.47%		$384,622	3.55%		$404,464	3.76%
Reconciliation to Reported Net Interest Income
Net interest income and net interest margin (GAAP)		$381,827	3.45%		$381,394	3.53%		$401,481	3.73%
Adjustments for taxable equivalent interest(1)(3)
Loans and leases		1,826			2,226			1,829
Tax-exempt investment securities		984			1,002			1,154
Total FTE adjustments		2,810			3,228			2,983
Net interest income and net interest margin (FTE)		$384,637	3.47%		$384,622	3.55%		$404,464	3.76%
(1)Interest and yields are presented on a fully tax-equivalent basis.
(2)Annualized.
(3)The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.
(4)Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Average Balance Sheets (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020		Mar. 31, 2020
(Dollars in thousands)	2021	2020	2020	2020	2020	$	%	$	%
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	$354,019	$301,460	$361,320	$401,532	$454,675	$52,559	17.4%	$(100,656)	(22.1)%
Investment securities held-to-maturity	188,824	162,590	135,332	132,054	136,277	26,234	16.1	52,547	38.6
Investment securities available-for-sale:
Taxable	7,203,647	6,553,126	6,021,643	5,730,762	5,892,006	650,521	9.9	1,311,641	22.3
Tax-exempt	646,001	652,743	685,652	743,744	773,468	(6,742)	(1.0)	(127,467)	(16.5)
Loans and leases held-for-sale	160,716	419,704	490,886	356,671	138,058	(258,988)	(61.7)	22,658	16.4
Loans and leases(1) :
Commercial and industrial	12,265,082	11,425,226	11,740,727	12,713,714	11,827,315	839,856	7.4	437,767	3.7
Commercial real estate	9,818,737	9,623,256	9,616,301	9,658,124	9,291,540	195,481	2.0	527,197	5.7
Lease financing	2,849,741	2,700,298	2,679,142	2,712,291	2,682,323	149,443	5.5	167,418	6.2
Residential mortgage	6,219,844	5,788,514	5,987,754	6,326,227	6,113,279	431,330	7.5	106,565	1.7
Home equity	2,988,761	3,202,321	3,399,468	3,509,107	3,514,278	(213,560)	(6.7)	(525,517)	(15.0)
Consumer installment	1,191,606	1,288,382	1,386,448	1,459,446	1,517,412	(96,776)	(7.5)	(325,806)	(21.5)
Total loans and leases(1)	35,333,771	34,027,997	34,809,840	36,378,909	34,946,147	1,305,774	3.8	387,624	1.1
Interest-bearing deposits with banks and other	515,163	706,114	2,572,254	1,587,665	538,971	(190,951)	(27.0)	(23,808)	(4.4)
Total interest-earning assets	44,402,141	42,823,734	45,076,927	45,331,337	42,879,602	1,578,407	3.7	1,522,539	3.6
Other assets	4,348,617	4,537,786	4,462,673	4,384,779	4,105,824	(189,169)	(4.2)	242,793	5.9
Total assets	$48,750,758	$47,361,520	$49,539,600	$49,716,116	$46,985,426	$1,389,238	2.9%	$1,765,332	3.8%
LIABILITIES AND EQUITY:
Noninterest-bearing deposits	$11,322,059	$10,942,071	$10,654,288	$9,830,687	$7,929,933	$379,988	3.5%	$3,392,126	42.8%
Interest-bearing deposits:
Savings	9,697,206	9,395,608	9,301,198	9,082,184	8,589,815	301,598	3.2	1,107,391	12.9
Checking	7,259,029	7,029,938	7,029,914	6,649,288	5,990,309	229,091	3.3	1,268,720	21.2
Money market	5,577,424	5,478,528	5,501,747	5,380,547	4,792,248	98,896	1.8	785,176	16.4
Certificates of deposit	5,094,423	5,784,759	6,657,697	7,491,502	7,329,632	(690,336)	(11.9)	(2,235,209)	(30.5)
Total interest-bearing deposits	27,628,082	27,688,833	28,490,556	28,603,521	26,702,004	(60,751)	(0.2)	926,078	3.5
Total deposits	38,950,141	38,630,904	39,144,844	38,434,208	34,631,937	319,237	0.8	4,318,204	12.5
Borrowings:
Short-term borrowings	1,228,501	252,749	2,153,030	3,016,490	2,689,262	975,752	N.M.	(1,460,761)	(54.3)
Long-term borrowings	1,587,028	1,253,556	910,149	1,072,394	2,608,204	333,472	26.6	(1,021,176)	(39.2)
Total borrowings	2,815,529	1,506,305	3,063,179	4,088,884	5,297,466	1,309,224	86.9	(2,481,937)	(46.9)
Total interest-bearing liabilities	30,443,611	29,195,138	31,553,735	32,692,405	31,999,470	1,248,473	4.3	(1,555,859)	(4.9)
Total deposits and borrowings	41,765,670	40,137,209	42,208,023	42,523,092	39,929,403	1,628,461	4.1	1,836,267	4.6
Accrued expenses and other liabilities	1,288,804	1,517,120	1,633,850	1,534,769	1,425,536	(228,316)	(15.0)	(136,732)	(9.6)
Total liabilities	43,054,474	41,654,329	43,841,873	44,057,861	41,354,939	1,400,145	3.4	1,699,535	4.1
Total TCF Financial Corporation shareholders' equity	5,673,654	5,687,196	5,675,089	5,630,133	5,605,159	(13,542)	(0.2)	68,495	1.2
Non-controlling interest in subsidiaries	22,630	19,995	22,638	28,122	25,328	2,635	13.2	(2,698)	(10.7)
Total equity	5,696,284	5,707,191	5,697,727	5,658,255	5,630,487	(10,907)	(0.2)	65,797	1.2
Total liabilities and equity	$48,750,758	$47,361,520	$49,539,600	$49,716,116	$46,985,426	$1,389,238	2.9%	$1,765,332	3.8%
N.M. Not Meaningful
(1)Average balances of loans and leases include nonaccrual loans and leases and are presented net of unearned income.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Quarterly Yields and Rates(1)(2) (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2021	2020	2020	2020	2020	2020		2020
ASSETS:
Federal Home Loan Bank and Federal Reserve Bank stocks	1.14%	3.77%	3.27%	4.38%	2.79%	(263)	bps	(165)	bps
Investment securities held-to-maturity	2.30	1.57	1.69	0.21	1.64	73		66
Investment securities available-for-sale:
Taxable	2.09	2.12	2.33	2.26	2.74	(3)		(65)
Tax-exempt(3)	2.90	2.93	2.90	2.81	2.85	(3)		5
Loans and leases held-for-sale	2.43	2.56	3.13	3.73	4.53	(13)		(210)
Loans and leases(3)
Commercial and industrial	4.37	4.51	4.30	4.41	5.42	(14)		(105)
Commercial real estate	3.60	3.91	3.90	3.91	5.01	(31)		(141)
Lease financing	4.80	4.83	4.88	4.99	5.09	(3)		(29)
Residential mortgage	3.46	3.64	3.86	3.93	4.02	(18)		(56)
Home equity	5.13	4.93	5.09	5.19	5.85	20		(72)
Consumer installment	5.04	5.06	5.04	4.88	5.23	(2)		(19)
Total loans and leases(3)	4.12	4.28	4.26	4.33	5.08	(16)		(96)
Interest-bearing deposits with banks and other	0.52	0.34	0.16	0.30	1.72	18		(120)

Total interest-earning assets	3.69	3.83	3.72	3.88	4.64	(14)		(95)

LIABILITIES:
Interest-bearing deposits:

Savings	0.04	0.07	0.17	0.40	0.64	(3)		(60)
Checking	0.08	0.10	0.11	0.14	0.39	(2)		(31)
Money market	0.34	0.42	0.53	0.66	1.25	(8)		(91)
Certificates of deposit	0.54	0.80	1.10	1.44	1.81	(26)		(127)
Total interest-bearing deposits	0.20	0.30	0.44	0.66	1.02	(10)		(82)
Total deposits	0.14	0.22	0.32	0.49	0.78	(8)		(64)
Borrowings:
Short-term borrowings	0.27	0.16	0.46	0.54	1.56	11		(129)
Long-term borrowings	2.32	2.87	3.91	3.40	2.42	(55)		(10)
Total borrowings	1.42	2.41	1.48	1.29	1.98	(99)		(56)

Total interest-bearing liabilities	0.32	0.41	0.55	0.74	1.18	(9)		(86)
Total deposits and borrowings	0.23	0.30	0.41	0.57	0.94	(7)		(71)

Net interest margin (GAAP)	3.45	3.53	3.31	3.33	3.73	(8)		(28)
Net interest margin (FTE)	3.47	3.55	3.34	3.35	3.76	(8)		(29)
(1)Annualized.
(2)Yields are presented on a fully tax-equivalent basis.
(3)The yield on tax-exempt loans and investment securities available-for-sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 21%.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Composition of Loans (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020		Mar. 31, 2020
(Dollars in thousands)	2021	2020	2020	2020	2020	$	%	$	%
Commercial and industrial	$12,856,701	$11,422,383	$11,557,237	$12,200,721	$12,326,943	$1,434,318	12.6%	$529,758	4.3%
Commercial real estate	9,881,341	9,702,587	9,627,330	9,628,344	9,486,904	178,754	1.8	394,437	4.2
Lease financing	2,956,626	2,817,231	2,724,686	2,707,402	2,708,998	139,395	4.9	247,628	9.1
Total commercial loan and lease portfolio	25,694,668	23,942,201	23,909,253	24,536,467	24,522,845	1,752,467	7.3	1,171,823	4.8
Residential mortgage	6,510,981	6,182,045	5,790,251	6,123,118	6,435,314	328,936	5.3	75,667	1.2
Home equity	2,864,142	3,108,736	3,302,983	3,445,584	3,453,502	(244,594)	(7.9)	(589,360)	(17.1)
Consumer installment	1,151,228	1,233,426	1,341,204	1,430,655	1,509,953	(82,198)	(6.7)	(358,725)	(23.8)
Total consumer loan portfolio	10,526,351	10,524,207	10,434,438	10,999,357	11,398,769	2,144	0.0	(872,418)	(7.7)
Total	$36,221,019	$34,466,408	$34,343,691	$35,535,824	$35,921,614	$1,754,611	5.1%	$299,405	0.8%

Composition of Deposits (Unaudited)

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020		Mar. 31, 2020
(Dollars in thousands)	2021	2020	2020	2020	2020	$	%	$	%
Noninterest-bearing deposits	$12,394,753	$11,036,086	$10,691,041	$10,480,245	$8,237,916	$1,358,667	12.3%	$4,156,837	50.5%
Interest-bearing deposits:
Savings	9,988,434	9,509,963	9,295,467	9,310,362	8,703,864	478,471	5.0	1,284,570	14.8
Checking	7,225,588	7,222,275	7,453,504	6,693,092	6,289,046	3,313	—	936,542	14.9
Money market	5,512,828	5,563,614	5,397,325	5,584,177	5,105,285	(50,786)	(0.9)	407,543	8.0
Certificates of deposit	4,665,211	5,524,381	6,334,760	7,142,996	7,463,192	(859,170)	(15.6)	(2,797,981)	(37.5)
Total interest-bearing deposits	27,392,061	27,820,233	28,481,056	28,730,627	27,561,387	(428,172)	(1.5)	(169,326)	(0.6)
Total deposits	$39,786,814	$38,856,319	$39,172,097	$39,210,872	$35,799,303	$930,495	2.4%	$3,987,511	11.1%

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data

Allowance for Credit Losses (Unaudited)

	Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2021		2020		2020		2020		2020
(Dollars in thousands)	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate	Balance	Reserve Rate
Allowance for loan and lease losses
Commercial and industrial	$148,056	1.15%	$155,665	1.36%	$145,814	1.26%	$122,024	1.00%	$117,507	0.95%
Commercial real estate	166,452	1.68	192,331	1.98	197,892	2.06	162,364	1.69	86,209	0.91
Lease financing	46,658	1.58	40,978	1.45	36,386	1.34	19,041	0.70	27,610	1.02
Residential mortgage	79,609	1.22	72,315	1.17	62,006	1.07	79,479	1.30	97,185	1.51
Home equity	48,251	1.68	45,761	1.47	49,003	1.48	56,824	1.65	57,694	1.67
Consumer installment	15,619	1.36	18,818	1.53	24,128	1.80	21,382	1.49	20,178	1.34
Total allowance for loan and lease losses	504,645	1.39	525,868	1.53	515,229	1.50	461,114	1.30	406,383	1.13
Reserve for unfunded lending commitments	21,909		23,313		34,129		42,788		22,188
Total allowance for credit losses	$526,554	1.45%	$549,181	1.59%	$549,358	1.60%	$503,902	1.42%	$428,571	1.19%

Changes in Allowance for Credit Losses

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
(Dollars in thousands)	2021	2020	2020	2020	2020	2020	2020
Allowance for loan and lease losses
Balance, beginning of period	$525,868	$515,229	$461,114	$406,383	$113,052	$10,639	$412,816
Impact of CECL adoption	—	—	—	—	205,992	—	(205,992)
Adjusted balance, beginning of period	525,868	515,229	461,114	406,383	319,044	10,639	206,824
Charge-offs	(55,618)	(29,593)	(32,235)	(9,958)	(14,729)	(26,025)	(40,889)
Recoveries	12,356	17,958	7,659	6,563	9,252	(5,602)	3,104
Net (charge-offs) recoveries	(43,262)	(11,635)	(24,576)	(3,395)	(5,477)	(31,627)	(37,785)
Provision for credit losses related to loans and leases(1)	21,960	22,634	78,323	58,126	92,990	(674)	(71,030)
Other(2)	79	(360)	368	—	(174)	439	253
Balance, end of period	504,645	525,868	515,229	461,114	406,383	(21,223)	98,262
Reserve for unfunded lending commitments
Balance, beginning of period	23,313	34,129	42,788	22,188	3,528	(10,816)	19,785
Impact of CECL adoption	—	—	—	—	14,707	—	(14,707)
Adjusted balance, beginning of period	23,313	34,129	42,788	22,188	18,235	(10,816)	5,078
Provision (benefit) for credit losses related to unfunded lending commitments(1)	(1,404)	(10,816)	(8,659)	20,600	3,953	9,412	(5,357)
Balance, end of period	21,909	23,313	34,129	42,788	22,188	(1,404)	(279)
Total allowance for credit losses	$526,554	$549,181	$549,358	$503,902	$428,571	$(22,627)	$97,983
(1)Provision for credit losses related to loans and leases and the provision (benefit) for credit losses related to unfunded lending commitments are included within provision for credit losses in the Consolidated Statements of Income.
(2)Primarily includes allowance for PCD acquisitions and the transfer of the allowance for credit losses to loans and leases held-for-sale.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Net (Charge-offs) Recoveries

	Quarter Ended
	Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2021		2020		2020		2020		2020
(Dollars in thousands)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)	Balance	Rate(1)
Commercial and industrial	$(20,476)	0.67%	$(672)	0.02%	$(22,201)	0.76%	$9	—%	$(4,022)	0.14%
Commercial real estate	(18,389)	0.75	(6,050)	0.25	(144)	0.01	(644)	0.03	563	(0.02)
Lease financing	(3,936)	0.55	(1,748)	0.26	(161)	0.02	(1,392)	0.21	(878)	0.13
Residential mortgage	3,878	(0.25)	216	(0.01)	803	(0.05)	(871)	0.06	355	(0.02)
Home equity	(2,864)	0.38	(182)	0.02	(237)	0.03	(335)	0.04	(246)	0.03
Consumer installment	(1,475)	0.49	(3,199)	0.99	(2,636)	0.76	(162)	0.04	(1,249)	0.33
Total net (charge-offs) recoveries	$(43,262)	0.49%	$(11,635)	0.14%	$(24,576)	0.28%	$(3,395)	0.04%	$(5,477)	0.06%
(1) Annualized net charge-off rate based on average loans and leases.

Over 90-Day Delinquencies as a Percentage of Portfolio(1)
						Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2021	2020	2020	2020	2020	2020		2020
Commercial and industrial	0.02%	0.01%	0.03%	0.02%	—%	1	bps	2	bps
Commercial real estate	—	—	—	—	0.02	—		(2)
Lease financing	0.17	0.14	0.13	0.18	0.11	3		6
Residential mortgage	0.03	0.03	0.02	0.01	0.01	—		2
Home equity	—	—	—	—	0.01	—		(1)
Consumer installment	—	—	—	—	—	—		—
Total delinquencies	0.03%	0.02%	0.02%	0.02%	0.02%	1		1
(1)Excludes nonaccrual loans and leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Summary of Credit Quality Data (Unaudited), Continued

Nonperforming Assets
						Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
(Dollars in thousands)	2021	2020	2020	2020	2020	2020		2020
Nonaccrual loans and leases:
Commercial and industrial	$239,987	$259,439	$140,492	$98,184	$84,157	$(19,452)		$155,830
Commercial real estate	188,420	154,439	70,252	57,521	47,032	33,981		141,388
Lease financing	93,958	90,822	42,023	18,756	13,170	3,136		80,788
Total commercial	522,365	504,700	252,767	174,461	144,359	17,665		378,006
Residential mortgage	76,533	97,653	65,235	67,762	61,980	(21,120)		14,553
Home equity	72,941	69,383	52,184	47,560	43,147	3,558		29,794
Consumer installment	6,062	5,566	6,535	1,668	989	496		5,073
Total consumer	155,536	172,602	123,954	116,990	106,116	(17,066)		49,420
Total nonaccrual loans and leases	677,901	677,302	376,721	291,451	250,475	599		427,426
Other real estate owned	32,115	33,192	35,554	42,744	38,914	(1,077)		(6,799)
Total nonperforming assets	$710,016	$710,494	$412,275	$334,195	$289,389	$(478)		$420,627

Nonaccrual loans and leases as a percentage of total loans and leases	1.87%	1.97%	1.10%	0.82%	0.70%	(10)	bps	117	bps
Allowance for loan and lease losses as a percentage of nonaccrual loans and leases	74.44	77.64	136.77	158.21	162.24	(320)		(8,780)
Allowance for credit losses as a percentage of nonaccrual loans and leases	77.67	81.08	145.83	172.89	171.10	(341)		(9,343)
Nonperforming assets as a percentage of total loans and leases and other real estate owned	1.96	2.06	1.20	0.94	0.80	(10)		116

Consolidated Capital Information (Unaudited)
						Change From
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2021	2020	2020	2020	2020	2020		2020
Book value per common share	$35.33	$36.06	$35.88	$35.91	$35.85	(2.0)%		(1.5)%
Tangible book value per common share(1)	25.31	26.49	26.27	26.25	26.16	(4.5)		(3.2)
Common equity to assets	10.91%	11.51%	11.50%	10.92%	11.23%	(60)	bps	(32)	bps
Tangible common equity to tangible assets(1)	8.06	8.72	8.68	8.22	8.45	(66)		(39)

Regulatory Capital:(2)
Common equity Tier 1 capital	$4,101,896	$4,103,007	$4,053,931	$4,028,681	$4,026,304	0.0%		1.9%
Tier 1 capital	4,299,135	4,290,793	4,244,609	4,221,283	4,225,755	0.2		1.7
Total capital	4,994,676	5,026,611	4,972,715	4,907,760	4,744,899	(0.6)		5.3

Common equity Tier 1 capital ratio	11.06%	11.45%	11.45%	11.06%	10.44%	(39)	bps	62	bps
Tier 1 risk-based capital ratio	11.59	11.98	11.98	11.59	10.96	(39)		63
Total risk-based capital ratio	13.47	14.03	14.04	13.47	12.31	(56)		116
Tier 1 leverage ratio	9.09	9.34	8.83	8.75	9.27	(25)		(18)
(1)See "Reconciliation of GAAP to Non-GAAP Financial Measures" tables.
(2)March 31, 2021 amounts are preliminary pending completion and filing of the Corporation's regulatory reports. Regulatory capital ratios presented reflect our election of the five-year CECL transition for regulatory capital purposes.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Computation of adjusted diluted earnings per common share and adjusted net income:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands, except per share data)		2021	2020	2020	2020	2020
Net income available to common shareholders	(a)	$120,843	$88,864	$53,244	$21,270	$49,406
Merger-related expenses		16,216	31,530	54,011	81,619	36,728
Notable items:
Sale of legacy TCF auto finance portfolio and related expenses(1)		—	—	—	901	3,063
Gains on sales of branches, write-down of company-owned vacant land parcels and branch exit costs, net(2)		—	—	—	(14,166)	—
Loan servicing rights (recovery) impairment(3)		(7,637)	357	154	8,858	8,236
Total notable items		(7,637)	357	154	(4,407)	11,299
Total merger-related and notable items		8,579	31,887	54,165	77,212	48,027
Related income tax expense, net of benefits(4)		(1,841)	(7,191)	(11,207)	(16,114)	(10,071)
Total adjustments, net of tax		6,738	24,696	42,958	61,098	37,956
Adjusted earnings allocated to common stock	(b)	$127,581	$113,560	$96,202	$82,368	$87,362

Weighted-average common shares outstanding used in diluted earnings per common share calculation	(c)	152,540,687	152,084,428	151,821,592	151,660,139	152,114,017

Diluted earnings per common share	(a)/(c)	$0.79	$0.58	$0.35	$0.14	$0.32
Adjusted diluted earnings per common share	(b)/(c)	0.84	0.75	0.63	0.54	0.57

Net income attributable to TCF		$123,336	$91,358	$55,738	$23,764	$51,899
Total adjustments, net of tax		6,738	24,696	42,958	61,098	37,956
Adjusted net income attributable to TCF		$130,074	$116,054	$98,696	$84,862	$89,855
(1)Second quarter 2020 amount included within other noninterest expense ($0.8 million) and compensation and employee benefits ($0.1 million). First quarter 2020 amount included within occupancy and equipment ($1.6 million), compensation and employee benefits ($0.9 million) and other noninterest expense ($0.6 million).
(2)Second quarter 2020 amount included within other noninterest income ($14.7 million net gain) and other noninterest expense ($0.6 million).
(3)Included within mortgage banking income.
(4)Included within income tax expense (benefit).

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted return on average assets, common equity and average tangible common equity:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)		2021	2020	2020	2020	2020
Adjusted net income after income tax expense (benefit):
Income after tax expense	(a)	$125,109	$92,690	$57,302	$26,233	$53,816
Merger-related expenses		16,216	31,530	54,011	81,619	36,728
Notable items		(7,637)	357	154	(4,407)	11,299
Related income tax expense, net of tax benefits		(1,841)	(7,191)	(11,207)	(16,114)	(10,071)
Adjusted net income after income tax expense (benefit) for adjusted ROAA calculation	(b)	131,847	117,386	100,260	87,331	91,772
Net income available to common shareholders	(c)	120,843	88,864	53,244	21,270	49,406
Other intangibles amortization		5,168	5,498	5,498	5,516	5,480
Related income tax expense		(1,109)	(1,240)	(1,137)	(1,151)	(1,149)
Adjusted net income available to common shareholders used in adjusted ROATCE calculation	(d)	124,902	93,122	57,605	25,635	53,737

Adjusted net income available to common shareholders:
Net income available to common shareholders		120,843	88,864	53,244	21,270	49,406
Notable items		(7,637)	357	154	(4,407)	11,299
Merger-related expenses		16,216	31,530	54,011	81,619	36,728
Related income tax expense, net of tax benefits		(1,841)	(7,191)	(11,207)	(16,114)	(10,071)
Adjusted net income available to common shareholders used in adjusted ROACE calculation	(e)	127,581	113,560	96,202	82,368	87,362
Other intangibles amortization		5,168	5,498	5,498	5,516	5,480
Related income tax expense		(1,109)	(1,240)	(1,137)	(1,151)	(1,149)
Adjusted net income available to common shareholders used in adjusted ROATCE calculation	(f)	131,640	117,818	100,563	86,733	91,693
Average balances:
Average assets	(g)	48,750,758	47,361,520	49,539,600	49,716,116	46,985,426
Total equity		5,696,284	5,707,191	5,697,727	5,658,255	5,630,487
Non-controlling interest in subsidiaries		(22,630)	(19,995)	(22,638)	(28,122)	(25,328)
Total TCF Financial Corporation shareholders' equity		5,673,654	5,687,196	5,675,089	5,630,133	5,605,159
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Average total common shareholders' equity used in ROACE calculation	(h)	5,504,352	5,517,894	5,505,787	5,460,831	5,435,857
Goodwill, net		(1,363,039)	(1,313,046)	(1,313,046)	(1,313,046)	(1,301,080)
Other intangibles, net		(146,763)	(149,140)	(155,142)	(160,841)	(166,298)
Average tangible common shareholders' equity used in ROATCE calculation	(i)	$3,994,550	$4,055,708	$4,037,599	$3,986,944	$3,968,479

ROAA(1)	(a)/(g)	1.03%	0.78%	0.46%	0.21%	0.46%
Adjusted ROAA(1)	(b)/(g)	1.08	0.99	0.81	0.70	0.78
ROACE(1)	(c)/(h)	8.78	6.44	3.87	1.56	3.64
Adjusted ROACE(1)	(e)/(h)	9.27	8.23	6.99	6.03	6.43
ROATCE(1)	(d)/(i)	12.51	9.18	5.71	2.57	5.42
Adjusted ROATCE(1)	(f)/(i)	13.18	11.62	9.96	8.70	9.24
(1)Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted efficiency ratio, interest income, noninterest income and noninterest expense:

		Quarter Ended
		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)		2021	2020	2020	2020	2020
Noninterest expense	(a)	$348,682	$379,091	$373,440	$400,241	$374,599
Merger-related expenses		(16,216)	(31,530)	(54,011)	(81,619)	(36,728)
Write-down of company-owned vacant land parcels and branch exit costs		—	—	—	(551)	—
Expenses related to the sale of Legacy TCF auto finance portfolio		—	—	—	(901)	(3,063)
Adjusted noninterest expense		332,466	347,561	319,429	317,170	334,808
Lease financing equipment depreciation		(20,426)	(18,610)	(17,932)	(18,212)	(18,450)
Amortization of intangibles		(5,168)	(5,498)	(5,498)	(5,516)	(5,480)
Historic tax credit amortization		(543)	(3,591)	(1,758)	(179)	(1,521)
Adjusted noninterest expense, efficiency ratio	(b)	306,329	319,862	294,241	293,263	309,357

Net interest income		381,827	381,394	377,167	378,359	401,481
Noninterest income		132,060	127,236	118,810	133,054	136,963
Total revenue	(c)	513,887	508,630	495,977	511,413	538,444

Noninterest income		132,060	127,236	118,810	133,054	136,963
Gain on sales of branches		—	—	—	(14,717)	—
Loan servicing rights (recovery) impairment		(7,637)	357	154	8,858	8,236
Adjusted noninterest income		124,423	127,593	118,964	127,195	145,199
Net interest income		381,827	381,394	377,167	378,359	401,481
Adjustments for taxable equivalent interest (FTE)		2,810	3,228	2,844	3,032	2,983
Net interest income (FTE)		384,637	384,622	380,011	381,391	404,464
Lease financing equipment depreciation		(20,426)	(18,610)	(17,932)	(18,212)	(18,450)
Adjusted total revenue, efficiency ratio	(d)	$488,634	$493,605	$481,043	$490,374	$531,213

Efficiency ratio	(a)/(c)	67.85%	74.53%	75.29%	78.26%	69.57%
Adjusted efficiency ratio	(b)/(d)	62.69	64.80	61.17	59.80	58.24

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of adjusted net interest income and margin:

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Net interest income	$381,827	$381,394	$377,167	$378,359	$401,481
Adjustments for taxable equivalent interest (FTE)	2,810	3,228	2,844	3,032	2,983
Net interest income (FTE)	384,637	384,622	380,011	381,391	404,464
Purchase accounting accretion and amortization(1)	(15,043)	(22,997)	(17,710)	(18,209)	(25,258)
Net fees recognized on PPP loans	(14,607)	(16,071)	(11,886)	(7,805)	—
Interest recognition on PPP loans(2)	(3,201)	(3,051)	(2,824)	(1,759)	—
Total PPP loans impact	(17,808)	(19,122)	(14,710)	(9,564)	—
Adjusted net interest income (FTE), excluding purchase accounting accretion and amortization and PPP impact	$351,786	$342,503	$347,591	$353,618	$379,206
Net interest margin (GAAP)	3.45%	3.53%	3.31%	3.33%	3.73%
FTE impact	0.02	0.02	0.03	0.02	0.03
Net interest margin (FTE)	3.47	3.55	3.34	3.35	3.76
Purchase accounting accretion and amortization impact	(0.14)	(0.21)	(0.16)	(0.16)	(0.23)
PPP loans impact(3)	(0.03)	(0.04)	0.01	0.01	—
Adjusted net interest margin (FTE), excluding purchase accounting accretion and amortization and PPP loans impact	3.30%	3.30%	3.19%	3.20%	3.53%
(1)Includes purchase accounting accretion and amortization resulting from the TCF/Chemical merger.
(2)Interest income recorded on PPP loans less funding costs.
(3)The exclusion of PPP loans additionally reduces average earning assets by $1.7 billion in the first quarter of 2021 and by $1.7 billion, $1.8 billion and $1.2 billion in the fourth, third and second quarters of 2020, respectively.

Computation of tangible common equity to tangible assets and tangible book value per common share:

		Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands, except per share data)		2021	2020	2020	2020	2020
Total equity		$5,591,771	$5,689,297	$5,658,420	$5,658,555	$5,655,833
Non-controlling interest in subsidiaries		(27,937)	(18,484)	(21,376)	(23,300)	(30,149)
Total TCF Financial Corporation shareholders' equity		5,563,834	5,670,813	5,637,044	5,635,255	5,625,684
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common stockholders' equity	(a)	5,394,532	5,501,511	5,467,742	5,465,953	5,456,382
Goodwill, net		(1,379,890)	(1,313,046)	(1,313,046)	(1,313,046)	(1,313,046)
Other intangibles, net		(149,438)	(146,377)	(151,875)	(157,373)	(162,887)
Tangible common shareholders' equity	(b)	3,865,204	4,042,088	4,002,821	3,995,534	3,980,449

Total assets	(c)	49,459,551	47,802,487	47,565,789	50,062,460	48,594,383
Goodwill, net		(1,379,890)	(1,313,046)	(1,313,046)	(1,313,046)	(1,313,046)
Other intangibles, net		(149,438)	(146,377)	(151,875)	(157,373)	(162,887)
Tangible assets	(d)	$47,930,223	$46,343,064	$46,100,868	$48,592,041	$47,118,450

Common stock shares outstanding	(e)	152,696,133	152,565,504	152,379,722	152,233,106	152,185,984

Common equity to assets	(a) / (c)	10.91%	11.51%	11.50%	10.92%	11.23%
Tangible common equity to tangible assets	(b) / (d)	8.06	8.72	8.68	8.22	8.45

Book value per common share	(a) / (e)	$35.33	$36.06	$35.88	$35.91	$35.85
Tangible book value per common share	(b) / (e)	25.31	26.49	26.27	26.25	26.16

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited), Continued

Computation of loans and leases and the related allowance for credit losses excluding PPP

	Quarter Ended					Change From
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31, 2020
(Dollars in thousands)	2021	2020	2020	2020	2020	$	%
Commercial and industrial	$12,856,701	$11,422,383	$11,557,237	$12,200,721	$12,326,943	$1,434,318	12.6%
Commercial real estate	9,881,341	9,702,587	9,627,330	9,628,344	9,486,904	178,754	1.8
Lease financing	2,956,626	2,817,231	2,724,686	2,707,402	2,708,998	139,395	4.9
Total commercial loan and lease portfolio	25,694,668	23,942,201	23,909,253	24,536,467	24,522,845	1,752,467	7.3
Residential mortgage	6,510,981	6,182,045	5,790,251	6,123,118	6,435,314	328,936	5.3
Home equity	2,864,142	3,108,736	3,302,983	3,445,584	3,453,502	(244,594)	(7.9)
Consumer installment	1,151,228	1,233,426	1,341,204	1,430,655	1,509,953	(82,198)	(6.7)
Total consumer loan portfolio	10,526,351	10,524,207	10,434,438	10,999,357	11,398,769	2,144	0.0
Total loans and leases	36,221,019	34,466,408	34,343,691	35,535,824	35,921,614	1,754,611	5.1
PPP (Commercial and industrial)	1,865,319	1,553,908	1,836,850	1,819,469	—	311,411	20.0
Loans and leases excluding PPP loans
Commercial and industrial	10,991,382	9,868,475	9,720,387	10,381,252	12,326,943	1,122,907	11.4
Commercial real estate	9,881,341	9,702,587	9,627,330	9,628,344	9,486,904	178,754	1.8
Lease financing	2,956,626	2,817,231	2,724,686	2,707,402	2,708,998	139,395	4.9
Total commercial loan and lease portfolio	23,829,349	22,388,293	22,072,403	22,716,998	24,522,845	1,441,056	6.4
Residential mortgage	6,510,981	6,182,045	5,790,251	6,123,118	6,435,314	328,936	5.3
Home equity	2,864,142	3,108,736	3,302,983	3,445,584	3,453,502	(244,594)	(7.9)
Consumer installment	1,151,228	1,233,426	1,341,204	1,430,655	1,509,953	(82,198)	(6.7)
Total consumer loan portfolio	10,526,351	10,524,207	10,434,438	10,999,357	11,398,769	2,144	0.0
Total loans and leases, excluding PPP loans	$34,355,700	$32,912,500	$32,506,841	$33,716,355	$35,921,614	$1,443,200	4.4
Allowance for credit losses	$526,554	$549,181	$549,358	$503,902	$428,571	$(22,627)	(4.1)%
Allowance for credit losses as a % of total loans and leases	1.45%	1.59%	1.60%	1.42%	1.19%	(14)	bps
Allowance for credit losses as a % of loans and leases, excluding PPP loans	1.53	1.67	1.69	1.49	1.19	(14)